EXHIBIT 99.1

Broadridge Declares Quarterly Dividend of $0.64 Per Share

NEW YORK, November 18, 2021 -- Broadridge Financial Solutions, Inc. (NYSE:BR) announced that its Board of Directors has declared a quarterly cash dividend of $0.64 per share. The dividend is payable on January 5, 2022 to stockholders of record at the close of business on December 15, 2021.

About Broadridge

Broadridge Financial Solutions (NYSE: BR), a global Fintech leader with $5 billion in revenues, provides the critical infrastructure that powers investing, corporate governance, and communications to enable better financial lives. We deliver technology-driven solutions that drive business transformation for banks, broker-dealers, asset and wealth managers and public companies. Broadridge's infrastructure serves as a global communications hub enabling corporate governance by linking thousands of public companies and mutual funds to tens of millions of individual and institutional investors around the world. Our technology and operations platforms underpin the daily trading of more than U.S. $9 trillion of equities, fixed income and other securities globally. A certified Great Place to Work®, Broadridge is part of the S&P 500® Index, employing over 13,000 associates in 21 countries. For more information about us please visit broadridge.com.

Investors
W. Edings Thibault Sean Silva
Investor Relations Investor Relations
(516) 472-5129 (332) 213-6371

Media
Gregg Rosenberg
Corporate Communications
(212) 918-6966